SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C.  20549

                                           FORM 8-K

                                        CURRENT REPORT

                              Pursuant to Section 13 or 15(d) of
                              the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported): July 10, 1998


                             CORTLAND FIRST FINANCIAL CORPORATION
                    ------------------------------------------------------
                    (Exact name of registrant as specified in its charter)


New York                       0-15366                       16-1276885
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)


65 Main Street, P.O. Box 5430, Cortland, New York                     13045-5430
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(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code: (607) 756-2831


                      Not Applicable
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(Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

        On July 10, 1998, Cortland First Financial Corporation ("CFF") entered into an Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") and two separate Stock Option Agreements with Oneida Valley Bancshares, Inc. ("OVB").

        The Merger Agreement provides that CFF and OVB will be merged together (the "Merger") under the name of Alliance Financial Corporation ("Alliance"). Pursuant to the Merger Agreement, upon consummation of the Merger each holder of CFF common stock will own one share of Alliance common stock for each CFF share owned, while each holder of OVB common stock will own at least 1.75 shares but not more than 2.0 shares of Alliance common stock for each OVB share owned. The consummation of the Merger requires the satisfaction of certain conditions, including the approval of the Merger Agreement and the Merger by the shareholders of both CFF and OVB, and the receipt of certain regulatory approvals. The Merger Agreement also contemplates the merger of First National Bank of Cortland and Oneida Valley National Bank, the respective banking subsidiaries of CFF and OVB, under the name Alliance Bank, N.A.

        One Stock Option Agreement grants CFF an option (the "CFF Option") to purchase from OVB a number of shares up to 19.9% (subject to adjustment described therein) of OVB's currently outstanding shares of common stock at a purchase price of $52.50 per share. The other Stock Option Agreement grants OVB an option (the "OVB Option") to purchase from CFF a number of shares up to 19.9% (subject to adjustment described therein) of CFF's currently outstanding shares of common stock at a purchase price of $28.50 per share. The CFF Option and the OVB Option are only exercisable upon certain events, as specified in the respective Stock Option Agreements, none of which has occurred as of July 22, 1998.

        In connection with the Merger, the directors of both CFF and OVB have entered into certain individual letter agreements. Each director of CFF entered into a separate letter agreement with OVB (the "CFF Letter Agreements") in which such director generally agreed, among other things, to vote his or her individual shares of CFF common stock for approval of the Merger Agreement. Correspondingly, each director of OVB entered into a separate letter agreement with CFF (the "OVB Letter Agreements") in which such director generally agreed, among other things, to do the same with respect to their individual shares of OVB common stock.

        For information regarding the terms of the Merger Agreement and the Stock Option Agreements, reference is made to the Merger Agreement, the Stock Option Agreements, the forms of the CFF Letter Agreements and the OVB Letter Agreements and to the joint press release of CFF and OVB dated July 13, 1998, which are attached hereto as exhibits and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

        (a)    Not Applicable

        (b)    Not Applicable

        (c)    Exhibits.

        2.1 Agreement and Plan of Reorganization and related Plan of Merger dated as of July 10, 1998. (Exhibits and Schedules omitted. CFF agrees to supplementally furnish a copy of any omitted Exhibits and Schedules to the Commission upon request.)

        10.1 Stock Option Agreement, dated as of July 10, 1998, between CFF (as the issuer) and OVB (as the grantee).

        10.2 Stock Option Agreement dated July 10, 1998, between OVB (as the issuer) and CFF (as the grantee).

        10.3   Form of letter agreement between the CFF directors and OVB.

        10.4   Form of letter agreement between the OVB directors and CFF.

        99.1   Joint Press Release dated July 13, 1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       CORTLAND FIRST FINANCIAL CORPORATION


Date:  July 22, 1998                   By: /s/ DAVID R. ALVORD
                                           -------------------
                                           David R. Alvord
                                           President and Chief Executive Officer


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